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                                                                     EXHIBIT-3.3

ARTICLES OF AMENDMENT TO
ARTICLES OF INCORPORATION (PROFIT)

Form 205 Revised October 1, 2002
Filing fee: $25.00
Deliver to: Colorado Secretary of State
Business Division
1560 Broadway, Suite 200
Denver, CO 80202-5169
This document must be typed or machine printed
Copies of filed documents may be obtained
at www.sos.state.co.us                          ABOVE SPACE FOR OFFICE USE ONLY

Pursuant to Section 7-110-106 and part 3 of article 90 of title 7, Colorado Revised Statutes (C.R.S.), these Articles of Amendment to its Articles of Incorporation are delivered to the Colorado Secretary of State for filing.

1. The name of the corporation is: Prime Rate Income & Dividend Enterprises,
   Inc.
     (If changing the name of the corporation, indicate name of corporation BEFORE the name change)

2. The date the following amendment(s) to the Articles of Incorporation was adopted: March 12, 2004

3. The text of each amendment adopted (include attachment if additional space needed):
"FIRST: The name of the corporation is U.S. MedSys Corp."

4. If changing the corporation name, the new name of the corporation is: U.S. MedSys Corp.

5. If providing for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: N/A

6. Indicate manner in which amendment(s) was adopted (mark only one):

[ ] No shares have been issued or Directors elected - Adopted by Incorporator(s)

[  ] No shares have been issued but Directors have been elected

[  ] Adopted by the board of directors

[  ] Shares have been issued but shareholder action was not required

[  ] Adopted by the board of directors

[XX] Number of votes cast for the amendment(s) by each voting group entitled to vote separately on the amendment(s) was sufficient for approval by that voting group - Adopted by the shareholders

7. Effective date (if not to be effective upon filing) March 29, 2004 Not to exceed 90 days)

8. The (a) name or names, and (b) mailing address or addresses, of any one or more of the individuals who cause this document to be delivered for filing, and to whom the Secretary of State may deliver notice if filing of this document is refused, are:
Troy A. Young, Esq., Futro & Associates, P.C., 1401 17th Street, Suite 1150, Denver, Colorado 80202

Causing a document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgement of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed or the act and deed of the entity on whose behalf the individual is causing the document to be delivered for filing and that the facts stated in the document are true.

Disclaimer: This form and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user's attorney.


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                          Mail to: Secretary of State        For office use only
                           Corporations Section
MUST BE TYPED               1560 Broadway, Suite 200    STOCK CHANGE
FILING FEE: $50.00          Denver, CO 80202            FILED
MUST SUBMIT TWO COPIES      (303) 894-2251              DONETTA DAVIDSON
                            Fax (303) 894-2242          COLORADO SECRETARY OF
                                                        STATE
Please include a typed                                  20011033468
self-addressed envelope                                 02-16-2000 11:26:43

                            ARTICLES OF THE AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION


Pursuant to the provisions of the Colorado Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is Prime Rate Income & Dividend Enterprises, Inc.

SECOND: The following amendment to the Articles of Incorporation was adopted on January 29, 2000, As prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:

[  ] No shares have been issued or Directors Elected - Adopted by
     Incorporator(s)

[  ] No shares have been issued but Directors Elected - Action by Directors

[ ] Such amendment was adopted by the board of directors where shares have been issued and shareholder action was not required

[XX] Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment(s) was sufficient for approval. (See attached amendment of authorized common shares)

THIRD: If change in corporate name, the new name of the corporation is__________
_______________________________________________________


FOURTH: The manner, if not set forth in such amendment, in which an exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, as follows:

If these amendments are to have a delayed effective date, please list that date:________________________(not to exceed ninety (90) days from the date of filing)

                                           Signature /s/ Michael L. Schumacher
                                                     -------------------------

                                             Title President

                                                                    Revised 7/95

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                           AMENDMENT STOCK INFORMATION

Stock Class - Common

Authorized Shares - 200,000,000

Par Value - No par value

Date Adopted - January 29, 2000


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                            Mail to: Secretary of State
                              Corporations Section
Please include a typed       1560 Broadway, Suite 200        For office use only
self-addressed envelope         Denver, CO 80202
                                 (303) 894-2251              851057619 M $50.00
MUST BE TYPED                   Fax (303) 894-2242           Secretary of State
FILING FEE: $50.00                                           05-01-95  11:56
MUST SUBMIT TWO COPIES

                            ARTICLES OF INCORPORATION

Name PRIME RATE INCOME & DIVIDEND ENTERPRISES, INC.

Principal Street Address 12835 East Arapahoe Road, Tower II, #110, Englewood, CO 80112

Cumulative voting shares of stock is authorized.    Yes [  ]        No [XX]

If duration is less than perpetual enter number of years
                                                        ---------------

Preemptive rights are granted to shareholders.      Yes [  ]        No [XX]

Stock Information: (If additional space is needed, continue on a separate sheet of paper.)

Stock Class Common          Authorized Shares 10,000,000       Par Value  $ 1.00

Stock Class Preferred       Authorized Shares 1,000,000        Par Value  $10.00

The name of the initial registered agent and the address of the registered office is: (Corporations use last name space)

Last Name Schumacher                          First and Middle Name Michael Lee

Street Address 12835 E. Arapahoe Road, Tower II, #110, Englewood CO 80112


Signature of Registered Agent       /s/ Michael L. Schumacher
                               -------------------------------------------------

These articles are to have a delayed effective date of:
                                                       -------------------------

Incorporators: Names and addresses: (If more than two, continue on a separate sheet of paper).

             NAME                                        ADDRESS

Michael L. Schumacher                      12835 East Arapahoe Road, T-11, #110
------------------------------------
                                           Englewood, CO 80112
------------------------------------

Incorporators who are natural persons must be 18 years or more. The undersigned acting as incorporator(s) of a corporation under the Colorado Business Corporation Act, adopt the above Articles of Incorporation

Signature /s/  Michael L Schumacher          Signature
         ------------------------------               --------------------------